Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

AdTheorent Holding Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock, $0.0001 par value	15,973,904(2)	$183,699,896(6)	S-1	333-262201	January 31, 2022

Equity	Common Stock, $0.0001 par value	76,713,193(3)	$402,744,263(7)	S-1	333-262201	January 31, 2022

Equity	Warrants to purchase Common Stock	5,432,237(4)	—(5)	S-1	333-262201	January 31, 2022

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)

Consists of (i) 5,432,237 shares of common stock, par value $0.0001 per share (the “Common Stock”), of AdTheorent Holding Company, Inc., a Delaware corporation (the “Company”) issuable upon the exercise of 5,432,237 Private Warrants (as defined below) by the holders thereof and (ii) 10,541,667 shares of Common Stock issuable upon the exercise of 10,541,667 Public Warrants (as defined below) by the holders thereof.

(3)

Consists of 76,713,193 shares of Common Stock registered for sale by the selling securityholders named in this registration statement, including 5,432,237 shares of Common Stock issuable upon the exercise of Private Warrants by the holders thereof.

(4)	Represents the resale of 5,432,237 Private Warrants.
(5)	In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the shares of Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.
(6)	The proposed maximum offering price is based upon the exercise price per Warrant of $11.50 per share.
(7)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price was based upon the average of the high and low per share prices of the Common Stock on January 13, 2022 on the Nasdaq Stock Market.